UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard, Suite 1400

McLean, VA 22102

(Address of principal executive offices, including zip code)

(703) 287-7400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2014, we entered into a supplemental agreement with Société Générale, as COFACE Agent, under our COFACE Facility Agreement dated October 4, 2010, as amended and restated on August 1, 2012 and further amended on July 26, 2013 and October 30, 2013, which we refer to as the Original Credit Facility.

The Original Credit Facility, as amended and restated by the supplemental agreement, which we collectively refer to as our Credit Facility, includes revised financial covenant levels to reflect changing business conditions since the date of the previous amendment and restatement of the Original Credit Facility. The Credit Facility also delays, until 2017, a portion of the contributions that we were scheduled to make during 2014, 2015 and 2016 to the debt service reserve account that we are required to maintain under the Credit Facility. The Credit Facility delays $22 million of our 2014 contributions, $22 million of our 2015 contributions and $32 million of our expected 2016 contributions, for a total of $76 million.

The supplemental agreement became operative upon its execution on May 2, 2014, but requires us to raise at least $217.5 million through the sale of equity securities by July 31, 2014, with net proceeds of at least $200.0 million, in order for the amendment to become effective. The supplemental agreement allows us to raise up to $150 million of the total in convertible preferred equity, with the remainder to be raised through sales of common equity. There are no other conditions to the effectiveness of the supplemental agreement.

In addition, the supplemental agreement makes immaterial changes to certain definitions and other terms of the Original Credit Facility.

The description of the Credit Facility contained herein is a summary of certain material terms of the Credit Facility, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Facility, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending June 30, 2014.

Item 7.01 Regulation FD Disclosure.

The company is updating its outlook to add net leverage as a multiple of Operational EBITDA(1) (“OEBITDA”). The company expects:

•	Peak net leverage of approximately 6.5x OEBITDA in 2015; and

•	Net leverage of approximately 4x OEBITDA in 2018.

(1)	Operational EBITDA represents earnings before interest, income taxes, depreciation and amortization, Iridium NEXT revenue and expenses (for periods prior to the deployment of Iridium NEXT only), share-based compensation expenses, and the impact of purchase accounting.

Forward-Looking Statements

Statements in this Item 7.01 are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties such as those, among others, relating to Iridium’s expectations regarding the completion, timing and size of Iridium’s equity capital sales required under the Credit Facility amendment. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to any equity capital sale, as well as risks and uncertainties associated with Iridium’s business and finances in general. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in the company’s Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 1, 2014, as well as other filings Iridium makes with the SEC from time to time. There is no assurance that Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. Iridium’s forward-looking statements speak only as of the date of this press release, and Iridium undertakes no obligation to update forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: May 5, 2014	By:	/s/ Thomas J. Fitzpatrick
Name: Thomas J. Fitzpatrick
Title: Chief Financial Officer